UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026 (August 13, 2026)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Madison Ave., 20th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01.	Other Events.

MSD Investment Corp. (the “Company”) may from time to time conduct a private offering (each a “Private Offering”) of its shares of common stock (“Shares”) (i) to “accredited investors,” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”), and (ii) in the case of Shares sold outside the United States, to persons that are not “U.S. persons,” as defined in Regulation S under the 1933 Act, in reliance on exemptions from the registration requirements of the 1933 Act. At each closing of any such Private Offering, each investor makes a capital commitment (“Capital Commitments”) to purchase Shares pursuant to a subscription agreement entered into with the Company. Investors are required to fund drawdowns to purchase the Company’s Shares up to the amount of their Capital Commitments on an as-needed basis each time the Company delivers a notice to investors.

The first closing date of the current Private Offering (the “Initial Closing Date”) took place on December 21, 2021. Additional closings have occurred, and are expected to occur from time to time, as determined by the Company. Such closings were expected to occur until no later than the fifth anniversary of the Initial Closing Date (i.e., no later than December 21, 2026) (the “Commitment Period”), subject to a one-year extension in the sole discretion of the Board of Directors of the Company (the “Board”).

On August 13, 2026, the Board determined to extend the Commitment Period for an additional one-year period, such that the final closing will occur no later than December 21, 2027.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: August 14, 2026	By:	/s/ Brian Williams
	Name:	Brian Williams
	Title:	Chief Financial Officer and Treasurer